Exhibit 3.1

Exhibit 3.1 Amended Articles of Incorporation of Innovative Payment Solutions, Inc. Filed with the Nevada Secretary of State on January 21, 2026

Business Number E0466592013 - 0 Filed in the Office of Filing Number 20265460428 Secretary of State State Of Nevada Filed On 1/21/2026 11:12:00 AM Number of Pages 3

11:12:15 a.m. 01-21-2026 | 4 | 7753225623

01/21/2026 12:20 7753225623 NEVADA AGENCY PAGE 04/05

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. x The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) The entity shall be authorized to issue 5,000,000,000... (continue) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Signature of Officer or Authorized Signer — CEO Title X ____________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

(five billion) shares of common stock, par value $0.0001 and 100,000,000 (one hundred million) shares of preferred stock, par value $0.0001.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

1: 12:1fl a.m.07 - 24 - Z0Z0 01/21/2026 12 : 2B 7753225623 Docuslgn Envelope ID:5E1O77AB - DBA4 - 40CB - 8 1 - AC1ED27EJ7BC NEVADA AGENCY BOARD OF DIRECTORS RESOLUTION INNOVATIVE PAYMENT SOLUTIONS, INC. Resolution Approving increase in Authorized Cdmmon Stock Pursuant to Board Authority Undar Articles of Incorpor6tlpn WHEREAS, Innovative Payment Gotuttona, Inc. (the”Company")isa Nevada corporation whose Amended and Restated Articles of Incorporation axpreaaly grant the Board of Dlractora the authority to amend the Articles to increase tha number of authorized shares of common stock without further stockholder approved; and WHEREAS. the COfTipeny ia Gurrently authorized to issue1,500,000,000 aharea of common stock, par value $D&01 per share; and WHEREAS, the Board of Directors haa d eterminedthat it is advisable and In the Deat interests of the Company to increase the number of authorized aharea of common stock toprovide ffaxibitity for future financings, strategic tranaactions, acquisitions, equity incentives, conversions of outstanding securit’ies. 8nd other lawful corporate purposes; NOW, THEREFORE, BE IT RESOLVED, tha pursuant \ o the authority granted to tha Board of Directors under the Company's Articles of Incorporation and applicab \ s provisions of the Navada Revised Statutaa, the Board hereby epproves an increase in the Company'g authorized common stock from 1,50Q,O00,000 ahares to5,000,000.000 shares, per vatue 1 pe fiere: and FURTHER RESOLVEO, that the Bogrd hereby approves and adopts an Amendment to the Articles of Incorporation to reflect the foregolng increase in authorized common stock; and FURTHER RESOLVED, th 8 t the officers of tha Company are heraby authorized and directed, singly or jointly, to execute and fila a Certiticata of Amendment with the Nevada secretary of state and to take az}y and all actions necessary of appropriate to carry out the intent of these resolutions : and FURTI•IER RESOLVED, that all prior gctlons tgken by the officers or directors of the Company consistent with thesa resolutions are hereby raifled, confirmed, and approved In all respects. Adopted by the Board of Dlractors PAGE 05/ 05 1/14/2026 Data: Director •lgnaturas A•••sh«•at«: Wllllam D. Corbett 1/14/2026 Madison Butler 1/14/2026 1/14/202B